EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2025 with respect to the audited consolidated financial statements of Kaival Brands Innovations Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended October 31, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 16, 2025